UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under § 240.14a-12

MEDALLIA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee FAQ

1.	Why did we agree to partner with Thoma Bravo and become a private company again? Why now?

•	Medallia is continuously looking for the best ways to build on our market leadership, expand the scope of our solutions, and provide the most meaningful and comprehensive insights to our customers.

•	As we look toward the future, we must double down on execution, build on our momentum and expand our customer impact.

•	After receiving an unsolicited approach regarding an acquisition, our Board engaged in a robust process to consider how we could best position our company to do just that.

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Following a thorough evaluation of our strategic plan as an independent company, and other alternatives, we determined that we can achieve our goals and build on our innovation leadership most effectively as a private company, in partnership with Thoma Bravo.

2.	Who is Thoma Bravo? Why is Thoma Bravo acquiring Medallia?

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Thoma Bravo is one of the most experienced and successful software investors in the world and has a proven track record of accelerating the growth and product innovation of the companies they partner with.

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Over the past 20 years, Thoma Bravo has acquired more than 300 companies and has deep software expertise and proven strategic and operational capabilities that will only help us in our next phase of growth.

•	Thoma Bravo understands our business extremely well and is excited about the immense opportunity we have to continue leading the experience management market.

•	They believe in our business, recognize our team’s immense talent, and take a collaborative approach to partnering with management teams to drive innovation and expansion.

3.	Why is becoming a private company again the right next step for Medallia?

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This transaction is about building on our strong foundation and positioning Medallia to best meet the constantly evolving and dynamic needs of our customers while serving as a strong partner to our stakeholders.

•	With added operating capabilities, capital support, and deep sector expertise, we’ll be better equipped to double down on execution, build on our success and expand our customer impact.

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And, as a private company with a single owner, we’ll be able to execute on our long-term strategy with even greater focus and efficiency – without the requirements and distraction associated with being a publicly traded company.

4.	Does this change Medallia’s strategy?

•	This transaction is only a change of ownership, not a change in who we are as a company.

•	Thoma Bravo believes in our business, and is as committed to driving innovation and expansion as we are.

•	Importantly, they also value our people-centric approach and our vision of advancing the scale and reach of our technology.

5.	What does this mean for employees?

•	This announcement does not change our values, strategy or customer-first approach, and following the completion of the transaction, we expect to continue operating much like we do today.

•	Until the transaction closes, which we expect to occur in 2021, it remains business as usual and we are continuing to operate normally as an independent, publicly traded company.

•	It is imperative for each of us to remain focused on our day-to-day responsibilities and on delivering for our customers.

•	Of course, as we move through this process, we will be as transparent and communicative as we can with you.

6.	Should we expect layoffs or changes to our organization, such as our reporting structure, as a result of this transaction?

•	At this time, and for the near future, our focus is on closing the transaction, and thinking ahead to the areas of opportunity for our company.

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Please keep in mind that while this transaction will bring about a change in ownership upon close, it does not change who we are as a company or how we operate. You can expect much of your day-to-day to remain the same.

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Importantly, Thoma Bravo recognizes our team’s immense talent and shares our people-centric approach, and we believe that longer term, this transaction will generate additional opportunities for all of our stakeholders, including team members.

7.	Will this transaction have any impact on employee benefits and compensation? Will it impact our vacation or leave policies?

•	Until the transaction closes, we will operate under our current compensation and benefit programs, and our leave and vacation policies remain the same.

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While it is still too early to give definitive answers on all of these points, there are no planned or contemplated changes to our general compensation and benefits programs (salaries, bonuses, broad-based employee benefits, sales compensation plans, SPIFFS, etc.) at this time.

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As we will no longer have publicly traded stock following the completion of the transaction, we do expect that our compensation program will be adjusted to reflect that moving forward, and will share additional information as appropriate.

•	And to the extent there are any changes to any of our policies or programs, we will inform you well in advance with detailed communications.

8.	Will employees still be eligible for ESPP? Can I continue to buy shares of Medallia until the transaction closes?

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The current, ongoing offering period will continue until the earlier of (1) the next scheduled exercise date, which is expected to occur on September 15, 2021; and (2) a date no later than one business day before the closing of the acquisition. On this final exercise date, shares will be purchased on the exercise date and issued to participants based on the terms of the ESPP, including selling a portion of the shares to cover applicable tax withholding. Shares issued to you pursuant to your purchases under the ESPP will become entitled to receive $34.00 per share at the closing. In addition:

•	No new participants will be permitted to join the ESPP who are not already participants in the ongoing offering period.

•	No new increases in payroll contribution rates can be made to the ESPP.

•	Any of your accrued payroll deductions that are not used to purchase shares on the final exercise date will be returned to you.

9.	What will happen to Medallia stock that I own?

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For employees who are shareholders of Medallia, upon closing of the transaction, you will receive $34.00 in cash for each share of Medallia that you own (vested or acquired through the ESPP and not yet sold).

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This represents a premium of approximately 20% to Medallia’s unaffected closing stock price on June 10, 2021, the last full trading day prior to media reports regarding a possible transaction, and a premium of approximately 29% to Medallia’s unaffected 30-day average price.

•	Until the transaction closes, our stock will continue to trade on the public market, and you can continue to make investment and trading decisions within our existing policies and regulations.

10.	What happens to my vested and unvested equity awards?

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Vested equity awards will be paid out in cash in connection with the closing of the acquisition, with the cash amount per share equal to $34.00 (and, in the case of options, reduced by the per share exercise price). All payments will be subject to tax withholding.

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Unvested equity will be converted into unvested cash awards that will be paid out in cash pursuant to existing vesting and other terms as and when the underlying award vests (subject to continued service with Medallia on the vesting date), with the cash amount per share equal to

$34.00 (and, in the case of options, reduced by the per share exercise price). All payments will be subject to tax withholding. Performance-based equity will generally be deemed to be achieved at actual levels of performance and converted into unvested cash awards subject to time-based vesting over the remainder of the applicable performance period.

•	More information with respect to these details will be determined and communicated to you as they are finalized.

11.	How will this transaction impact our hiring plans? What about new hires that have not started at Medallia?

•	Until the transaction closes, which we expect to occur in 2021, it’s business as usual.

•	We are generally continuing to operate normally and independently, including with regard to hiring and onboarding.

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Today’s announcement has no impact on new hires and it is important for them to understand that while this transaction will bring about a change in ownership upon close, it does not change who we are as a company or how we operate.

12.	Is Medallia’s long-term strategy to go public again? Over what timeframe?

•	At this time, our focus is on completing the transaction we announced today.

•	As an innovation leader, we have taken a fresh look at our approach and our business at different points in our evolution.

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Following a thorough evaluation of our strategic plan as an independent company, and other alternatives, our Board determined that becoming a private company will best position us to build on our strong foundation while generating additional opportunities for our business, our team members and all our stakeholders.

13.	Will there be any changes to the Medallia name and brand as a result of this announcement? How about our headquarters?

•	We will continue to operate under the Medallia name and brand, and our company will remain headquartered in San Francisco.

14.	Will there be changes to our management team once the transaction closes?

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The Thoma Bravo team interacted extensively with members of the management team throughout this process, and the strength of the entire Medallia team was an important consideration in their decision to acquire Medallia.

•	At this time, and for the near future, our focus is on closing the transaction, and thinking ahead to the areas of opportunity for our company.

•	We look forward to our continued outstanding work in support of our customers.

15.	What is the timeline for close of the transaction? What do I need to do between now and close?

•	The transaction is expected to close in 2021, subject to customary closing conditions, including receipt of shareholder and regulatory approvals.

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Until the transaction closes, it’s business as usual, and we will continue to operate normally and independently. We are relying on you to stay focused on your day-to-day responsibilities and delivering for our customers.

•	As we move through this process, we will be as transparent and communicative as we can with you.

16.	What should we tell our customers and partners who ask about this announcement?

•	We’ll be distributing communications materials for relevant teams to leverage in these conversations, but in short, you can tell them that it’s business as usual at Medallia.

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We are confident that as a private company we will be better positioned to build on the strong foundation we’ve established while generating additional opportunities for our business, our team members and all our stakeholders.

17.	What do I do if I am contacted by the media or other third parties?

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Consistent with company policy, please direct any inquiries you receive from the media to Austin DeArman at press@medallia.com, and any inquiries you receive from investors or analysts to Roxanne Oulman ir@medallia.com.

18.	Who can I contact if I have any questions?

•	If you have any further questions, do not hesitate to reach out to your manager, department SVP or EVP, or anyone on the executive team.

Additional Information and Where to Find It

Medallia, Inc. (“Medallia”) its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the pending acquisition of Medallia (the “Transaction”). Medallia plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Robert Bernshtyn, Mitchell K. Dauerman, Borge Hald, Leslie J. Kilgore, Douglas M. Leone, Stanley J. Meresman, Amy E. Pressman, Leslie J. Stretch, Steven C. Walske and James D. White, all of whom are members of Medallia’s Board of Directors, and Roxanne M. Oulman, who is Medallia’s Chief Financial Officer, are participants in Medallia’s solicitation. Other than Ms. Pressman and Messrs. Hald and Leone, none of such participants owns in excess of 1% of Medallia’s common stock. Ms. Pressman and Mr. Hald may each be deemed to own approximately 2% of Medallia’s common stock. Mr. Leone may be deemed to own approximately 1% of Medallia’s common stock, and is affiliated with investment funds owning an additional approximately 28% of Medallia’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Medallia’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 13, 2021. To the extent that holdings of Medallia’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Medallia will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MEDALLIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Medallia’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction will also be available, free of charge, at Medallia’s investor relations website (https://investor.medallia.com) or by writing to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Medallia’s Board of Directors in approving the Transaction; and expectations for Medallia following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Medallia’s assumptions prove incorrect, Medallia’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Medallia’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Medallia’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Medallia files with the SEC, including Medallia’s Annual Report on Form 10-K filed with the SEC on March 22, 2021, and Quarterly Report on Form 10-Q filed with the SEC on June 4, 2021, each of which may be obtained on the investor relations section of Medallia’s website (https://investor.medallia.com). All forward-looking statements in this communication are based on information available to Medallia as of the date of this communication, and Medallia does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.